Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, Glenn A. Eisenberg and F. Samuel Eberts III, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statements on Forms S-8 (the “Registration Statements”) of the Corporation relating to securities of the Corporation acquired under or to be offered under the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan or the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan, and any and all amendments (including post-effective amendments) to the Registration Statements, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ David P. King David P. King Chairman of the Board, President, Chief Executive Officer and Director	May 10, 2016

/s/ Glenn A. Eisenberg Glenn A. Eisenberg Executive Vice President, Chief Financial Officer and Treasurer	May 10, 2016

/s/ Edward T. Dodson Edward T. Dodson Senior Vice President, Chief Accounting Officer	May 10, 2016

/s/ Kerrii B. Anderson Kerrii B. Anderson Director	May 8, 2016

/s/ Jean-Luc Bélingard Jean-Luc Bélingard Director	May 10, 2016

/s/ D. Gary Gilliland D. Gary Gilliland, M.D., Ph.D. Director	May 10, 2016

Garheng Kong Garheng Kong, M.D., Ph.D. Director	May 6, 2016

/s/ Robert E. Mittelstaedt, Jr. Robert E. Mittelstaedt, Jr. Director	May 6, 2016

/s/ Peter M. Neupert Peter M. Neupert Director	May 9, 2016

/s/ Adam H. Schechter Adam H. Schechter Director	May 9, 2016

/s/ Richelle P. Parham Richelle P. Parham Director	May 10, 2016

/s/ R. Sanders Williams R. Sanders Williams, M.D. Director	May 6, 2016